UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 1, 2009
Date of Report (Date of earliest event reported)

STRATEGIC AMERICAN OIL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53313	98-0454144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 2015, 600 Leopard Street, Corpus Christi, Texas	78473
(Address of principal executive offices)	(Zip Code)

(361) 884-7474
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

Item	Description
5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
9.01	Financial Statements and Exhibits.

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on December 1, 2009, the Board of Directors of Strategic American Oil Corporation. (the "Company") accepted the consent of Jeremy Glenn Driver to serve as the President and Chief Executive Officer of the Company. Mr. Driver succeeds Randall Reneau, who will continue to serve as Chairman of the Board of Directors.

Mr. Driver is an oil and gas operations and financial professional with a background in land-based E&P operations with public companies. Prior to joining the Company, Mr. Driver served as President of HYD Resources Corporation (a wholly-owned subsidiary of publicly traded firm Hyperdynamics Corporation) with operations primarily focused in Texas and Louisiana from 2005 to 2008. He was able to lead the operational turnaround of that company and bring it to profitability. Mr. Driver has also served as the President of KD Navigation, an investment and holding company in Texas since 2007. Mr. Driver also served as an active duty officer in the United States Air Force until 2005, specializing in foreign intelligence as a Chinese Linguist.

Mr. Driver holds a Masters of Business Administration and a Masters of Science in Accounting from Northeastern University, Boston, MA. He also earned his Bachelor of Science in Liberal Studies - Chinese Language from Excelsior College.

As a result of the Board of Director's acceptance of the changes set forth above, the Company's current Executive Officers and directors are as follows:

Name	Position
Randall Reneau	Chairman and a director
Jeremy Glenn Driver	President and Chief Executive Officer
Johnathan Lindsay	Secretary, Treasurer, Chief Financial Officer and a director
Alan P. Lindsay	Director
Leonard Garcia	Director
Steven L. Carter	Vice President Operations

Effective December 1, 2009 the Company also entered into an executive services agreement with Mr. Driver (the "Driver Agreement").

Pursuant to the terms of the Driver Agreement Mr. Driver will serve as a consultant to the Company. Mr. Driver will perform such duties and responsibilities as set out in the Driver Agreement and as the Company's Board of Directors may from time to time reasonably determine and assign as is customarily performed by a person in an executive position with the Company.

In consideration for Mr. Driver's services under the Driver Agreement, the Company has therein agreed:

  to pay Mr. Driver a monthly fee of $8,333.33;

  to pay Mr. Driver a one-time signing bonus of $20,000;

  to provide Mr. Driver with industry standard bonuses, from time to time, based, in part, on the performance of the Company and the achievement by Mr. Driver of reasonable management objectives, as determined by the Company's Board of Directors in good faith;

  to provide Mr. Driver with three weeks paid vacation;

  to provide Mr. Driver with a monthly benefits stipend of $450 together with full participation, at the Company's expense, in the Company's current medical services and life insurance benefits programs for management and employees; and

  to grant Mr. Driver incentive stock options to purchase not less than an aggregate of 2,500,000 common shares of the Company, at an exercise price $0.20 per optioned common share, vesting as to one-quarter of said stock options on the date of grant (that being as to 625,000) and on each day which is six months thereafter in succession for each remaining one-quarter of the optioned common shares, and all being exercisable for a period of three years from the date of grant and in accordance with the provisions of the Company's current Stock Incentive Plan.

The initial term of the Driver Agreement is one year ending on December 1, 2010, and the Driver Agreement is subject to automatic renewal on a monthly basis unless either the Company or the Consultant provides written notice of an intention not to renew the Driver Agreement not later than 30 days prior to the end of the then-current initial term or renewal of the Driver Agreement.

A copy of the Driver Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statements and Exhibits.

(a)       Financial Statements of Business Acquired.

Not applicable.

(b)       Pro forma Financial Information.

Not applicable.

(c)       Shell Company Transaction.

Not applicable.

(d)       Exhibits.

Submitted herewith:

Exhibit	Description
10.1	Executive Services Consulting Agreement between the Company and Jeremy Glenn Driver dated for reference effective on December 1, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC AMERICAN OIL CORPORATION
Date: December 2, 2009.	/s/ Johnathan Lindsay Name: Johnathan Lindsay Title: Secretary, Treasurer, Chief Financial Officer and a director

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